UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 15, 2014. The following matters were voted on at the annual meeting:

1.	The stockholders elected management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Against	Abstain	Non Votes
Joseph S. DiMartino	31,595,676	6,877,907	108,176	6,299,381
Donald V. Weir	37,342,829	1,147,502	91,428	6,299,381

2.	The stockholders ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The results of the vote taken were as follows:

For	44,346,255
Against	429,541
Abstain	105,344

3.	The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the 2014 proxy statement. The results of the vote taken were as follows:

For	31,124,290
Against	7,314,056
Abstain	143,413
Non Votes	6,299,381

4.	The stockholders approved the adoption of the 2014 Stock Incentive Plan as disclosed in the 2014 proxy statement. The results of the vote taken were as follows:

For	28,225,648
Against	10,215,517
Abstain	140,594
Non Votes	6,299,381

5.	The stockholders declined to approve the passage of such other business as may properly be brought at the 2014 Annual Meeting. No such other business was presented for vote at the meeting. The results of the vote taken were as follows:

For	18,746,529
Against	25,267,481
Abstain	867,130

Item 5.02(b) Director Retirement

Director Richard C. Rochon retired from the Board of Directors of CBIZ, Inc. effective at the expiration of his current term on May 15, 2014. Mr. Rochon chose not to stand for reelection at the 2014 Annual Meeting. Mr. Rochon did not retire as a result of any disagreement with the registrant. Mr. Rochon was the longest standing Board member at the time of his resignation, having served in this role since 1996. The Board and Management of CBIZ unanimously and sincerely thank Mr. Rochon for his long and dedicated service to the Company. Concurrent with his retirement, the Board of Directors took action to reduce the number of directors of CBIZ, Inc. to seven (7), pending a search for appropriate replacement candidate(s).

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2014

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary